                                                                   EXHIBIT 99.11

                                    SUMMONS
                              (CITACION JUDICIAL)

NOTICE TO DEFENDANT: (Aviso a Acusado)                   FOR COURT USE ONLY
STEPHEN C. RICHARDS, SRIVATS SAMPATH, RICHARD M.     (SOLO PARA USO DE LA CORTE)
SCHELL, GEORGE SAMENUK, FRANK C. GILL, NETWORK
ASSOCIATES, INC. and DOES 1-25, inclusive



YOU ARE BEING SUED BY PLAINTIFF:
(A Ud. le esta demandando)

JUSTIN PEYTON, On Behalf of Himself and All Others
Similarly Situated

You have 30 CALENDAR DAYS after this summons is served on you to file a typewritten response at this court.

A letter or phone call will not protect you; your typewritten response must be in proper legal form if you want the court to hear your case.

If you do not file your response on time, you may lose the case, and your wages, money and property may be taken without further warning from the court.

There are other legal requirements. You may want to call an attorney right away. If you do not know an attorney, you may call an attorney referral service or a legal aid office (listed in the phone book).

Despues de que le entreguen esta citacion judicial usted tiene un plazo de 30 DIAS CALENDARIOS para presentar una respuesta escrita a maquina en esta corte.

Una carta o una llamada telefonica no le ofrecera proteccion; su respuesta escrita a maquina tiene que cumplir con las formalidades legales apropiadas si usted quiere que in corte escuche su caso.

Si usted no presente su respuesta a tiempo, puede perder el caso, y le pueden quitar su salario, su dinero y otras cosasde su propiedad sin aviso adicional por parte de la corte.

Existen otros requisitos legales. Puede que usted quiera llamar a un abogado inmediatamento. Si no conoco a un abogado, puede llamar a un servicio de referencia de abogados o a una oficina de ayuda legal (vea el directorio telefonico).

CASE NUMBER (Numero de Case): CV806199

The name and address of the court is: (El nombre y direccion de la corte es) Santa Clara County Superior Court
191 North First Street
San Jose, CA 95113

The name, address, and telephone number of plaintiff's attorney, or plaintiff without an attorney, is: (El nombre, la direccion y el numero de telefono del abogado del demandante, o del demandante que no tiene abogado, os)
Darren J. Robbins                       168593         619/231-1058
MILBERG WEISS BERSHAD HYNES & LERACH
401 B Street, Suite 1700, San Diego       CA      92101
--------------------------------------------------------------------------------

DATE:                          MIRI TORRE
(Fecho) MAR 19 2002            CHIEF EXECUTIVE OFFICER/CLERK
                                         Clerk, by     BETTY CHOPOFF,     Deputy
                                                   -----------------------------
                                         (Actuario)                   (Delegado)
--------------------------------------------------------------------------------


[SEAL]

NOTICE TO THE PERSON SERVED: You are served
1. [X] as an individual defendant
2. [ ] as the person sued under the fictitious name of (specify):

3. [X] on behalf  of (specify): NETWORK ASSOCIATES, INC.

       under: [X] CCP 416.10 (corporation
              [ ] CCP 416.20 (defunct corporation)
              [ ] CCP 416.40 (association or partnership)
              [ ] CCP 416.60 (minor)
              [ ] CCP 416.70 (conservatee)
              [ ] CCP 416.90 (individual)
              [ ] other:

4. [ ] by personal delivery on (date):
--------------------------------------------------------------------------------

                       (SEE REVERSE FOR PROOF OF SERVICE)   [CEB LOGO]   ???????
                                    SUMMONS

Form Adapted for Mandatory Use
Judicial Counsel of California
     ?????????????????

                                                                        CV806199

                          PROOF OF SERVICE -- SUMMONS
             (Use separate proof of service for each person served)

1.  I served the
    a. / / summons   / / complaint   / / amended summons   / / amended complaint
       / / completed and blank Case Questionnaires          / / Other (specify):
    b. on defendant (name):

    c. by serving       / / defendant     / / other (name and title or
                                              relationship to person served):

    d. / / by delivery    / / at home    / / at business
           (1) date:
           (2) time:
           (3) address:

    e. / / by mailing
           (1) date:
           (2) place:

2.  Manner of service (check proper box):

    a. / / Personal service. By personally delivering copies. (CCP 415.10)

    b. / / Substituted service on corporation, unincorporated association (including partnership), or public entity. By leaving, during usual office hours copies in the office of the person served with the person who apparently was in charge and thereafter mailing (by first-class mail, postage prepaid) copies to the person served at the place where the copies were left. (CCP 415.20(a))

    c. / / Substituted service on natural person, minor, conservatee, or candidate. By leaving copies at the dwelling house, usual place of abode, or usual place of business of the person served in the presence of a competent member of the household or a person apparently in charge of the office or place of business, at least 18 years of age, who was informed of the general nature of the papers, and thereafter mailing (by first-class mail, postage prepaid) copies to the person served at the place where the copies were left. (CCP 415.20(b)) (Attach separate declaration or affidavit stating acts relied on to establish reasonable diligence in first attempting personal service.)

    d. / / Mail and acknowledgment service. By mailing (by first-class mail or airmail, postage prepaid) copies to the person served, together with two copies of the form of notice and acknowledgment and a return envelope, postage prepaid, addressed to the sender. (CCP 415.30) (Attach completed acknowledgment of receipt.)

    e. / / Certified or registered mail service. By mailing to an address outside California (by first-class mail postage prepaid, requiring a return receipt) copies to the person served. (CCP 415.40) (Attach signed return receipt or other evidence of actual delivery to the person served.)

    f. / / Other (specify code section):
             / / additional page is attached.

3. The "Notice to the Person Served" (on the summons) was completed as follows (CCP 412.30, 415.10, and 474):
    a. / / as an individual defendant, as the person sued under the
    b. / / fictitious name of (specify):
    c. / / on behalf of (specify):
           under: / / CCP 416.10 (corporation)                   / / other:
                  / / CCP 416.20 (defunct corporation)
                  / / CCP 416.40 (association or partnership)
                  / / CCP 416.60 (minor)
                  / / CCP 416.70 (conservatee)
                  / / CCP 416.90 (individual)
    d. / / by personal delivery on (date).
4. At the time of service I was at least 18 years of age and not a party to this action.
5.  Fee for service: $
6.  Person serving:
    a. / / California sheriff, marshal, or constable.
    b. / / Registered California process server.
    c. / / Employee or independent contractor of a registered California process server.
    d. / / Not a registered California process server.
    e. / / Exempt from registration under Bus. & Prof. Code 22350(b)
    f. Name, address and telephone number and, if applicable, county of registration and number:



                                                 (For California sheriff,
  I declare under penalty of perjury under     marshal, or constable use only)
the laws of the State of California that       I certify that the foregoing is
the foregoing is true and correct.             true and correct.

Date:                                          Date:

>______________________________________        >________________________________
               (SIGNATURE)                                (SIGNATURE)
                                                                      [CFB LOGO]

                          SUPERIOR COURT OF CALIFORNIA
                             COUNTY OF SANTA CLARA

                                                           CASE NUMBER: CV806199

                              NOTICE TO LITIGANTS
                              -------------------

1. Service. Timely filing and service of pleadings is required. A copy of this notice, the attached ADR Information Sheet, and a Case Management Conference Questionnaire and At-Issue Memorandum shall be served with a complaint or cross-complaint. (Local Rule 1.1C)

2. Rules and Forms. All parties are required to know the Local and State Rules of Court and to use proper forms. State Rules and Judicial Council forms are available on the Internet: www.courtinfo.ca.gov/forms or /rules. All forms and local rules may be purchased through:

     Forms and Local Rules:             Local Rules:
     Rose Printing Company              San Jose Post-Record
     49 North First Street              90 North First Street, Suite 100
     San Jose, CA 95113                 San Jose, CA 95113
     408-293-8177                       408-287-4866

3. Assignment. Your case has been assigned to Judge Elfving, Dept. 2 for all purposes, except trial.

4. Case Management Conference. The Case Management Conference has been scheduled as follows:
          X  Before the ADR Administrator             Before your Assigned Judge
         ---                                      ---

--------------------------------------------------------------------------------
DATE: JUL 23 2002             TIME: 3:00 p.m.               DEPT.: 2
--------------------------------------------------------------------------------

Parties are required to meet and confer no later than 30 calendar days before the Case Management Conference. A completed Case Management Questionnaire and At-Issue Memorandum stating that the parties have met as required shall be filed and served at least 5 calendar days before the Case Management Conference. (California Rule of Court 212)

Counsel for each party and each party appearing in propria persona shall attend the Case Management Conference and shall be familiar with the case and be fully prepared to discuss all pre-trial matters stated in Local Rule 1.1F(4) including alternative dispute resolution (ADR) [Local Rule 1.1F(2)]. The Court shall evaluate each case a provided in California Rules of Court, Rule 2106 and make appropriate pre-trial orders. [Local Rule 1.1F(4)]

5. Requirements for Voluntary Alternative Dispute Resolution (ADR). Within 20 calendar days of a stipulation to voluntary ADR, the parties shall agree on a provider and on an ADR date. The parties shall confer with the ADR Administrator (408-299-3090) if they cannot agree on a provider. In any event, within the same 20-day period, plaintiff's counsel shall complete and submit to the ADR Administrator an ADR Notice, advising the ADR Administrator of the name of the ADR provider and the ADR date. [Local Rule 1.1E(4)]

6. Sanctions. Parties and counsel who fail to comply with the above Local Rules will be subject to the imposition of sanctions. (California Rules of Court, Rule 227 and Local Rule 1.1N)

--------------------------------------------------------------------------------
                       SANTA CLARA COUNTY SUPERIOR COURT
                         ALTERNATIVE DISPUTE RESOLUTION
                               INFORMATION SHEET
--------------------------------------------------------------------------------

          Many cases can be resolved to the satisfaction of all parties without the necessity of traditional litigation, which can be expensive, time consuming, and stressful. The Court finds that it is in the best interests of the parties that they participate in alternatives to traditional litigation, including arbitration, mediation, neutral evaluation, special masters and referees, and settlement conferences. Therefore, all matters shall be referred to an appropriate form of Alternative Dispute Resolution (ADR) before they are set for trial, unless there is good cause to dispense with the ADR requirement.

What is ADR?

          ADR is the general term for a wide variety of dispute resolution processes that are alternatives to litigation. Types of ADR processes include mediation, arbitration, neutral evaluation, special masters and referees, and settlement conferences, among other forms.

What are the advantages of choosing ADR instead of litigation?

          ADR can have a number of advantages over litigation:

- ADR can save time. A dispute can be resolved in a matter of months, or even weeks, while litigation can take years.

- ADR can save money. Attorneys fees, court costs, and expert fees can be reduced or avoided altogether.

- ADR provides more participation. Parties have more opportunities with ADR to express their interests and concerns, instead of focusing exclusively on legal rights.

- ADR provides more control and flexibility. Parties can choose the ADR process that is most likely to bring a satisfactory resolution to their dispute.

- ADR can reduce stress. ADR encourages cooperation and communication, while discouraging the adversarial atmosphere of litigation. Surveys of parties who have participated in an ADR process have found much greater satisfaction than with parties who have gone through litigation.

What are the main forms of ADR offered by the Court?

- Mediation is an informal, confidential process in which a neutral party (the mediator) assists the parties in understanding their own interests, the interests of the other parties, and the practical and legal realities they all face. The mediator then helps the parties to explore options and arrive at a mutually acceptable resolution of the dispute. The mediator does not decide the dispute. The parties do.

-         Mediation may be appropriate when:
          -         The parties want a nonadversary procedure
          - The parties have a continuing business or personal relationship
          -         Communication problems are interfering with a resolution
          -         There is an emotional element involved
          - The parties are interested in an injunction, consent decree, or other form of equitable relief

                                     -over-

                                                                                                             APPENDIX
_________________________________________________________________________________________________________________________
 ATTORNEY OR PARTY WITHOUT ATTORNEY (Name and Address)           TELEPHONE NO.                 FOR COURT USE ONLY

__






 ATTORNEY FOR (Name)
_________________________________________________________________________________________________________________________
  SUPERIOR COURT OF CALIFORNIA, COUNTY OF SANTA CLARA
      STREET ADDRESS:
     MAILING ADDRESS:
   CITY AND ZIP CODE:
         BRANCH NAME:
_________________________________________________________________________________________________________________________
           PLAINTIFF:



           DEFENDANT:

_________________________________________________________________________________________________________________________
               CASE MANAGEMENT CONFERENCE QUESTIONNAIRE                                        CASE NUMBER:
                       AND AT-ISSUE MEMORANDUM
            CPM     Date:____________________ Time:____________________ Dept. #______________
_________________________________________________________________________________________________________________________

 1. I am [  ] party [  ] attorney for party (name of party):
    (check all that apply): [ ] plaintiff [ ] defendant [ ] cross-complainant [ ] cross-defendant [ ] other (specify):

 2. The nature of the case, including a brief description of the damages and relief requested, is as follows:





 3. (Plaintiffs only) The complaint was filed on (date):

 4. SERVICE (plaintiffs and cross-complainants only)
     a. [ ] All parties named in the complaint and cross-complaint have been served, or have appeared, or have been dismissed.
     b. [  ] The following parties named in the complaint or cross-complaint
             (1) [  ] have not been served (specify names):

             (2) [  ] have been served but have not appeared and have not been dismissed (specify names):



     c. The following extraordinary circumstances explain why all parties have not been served or appeared:



 5. Arbitration/Mediation
     a. [ ] The amount in controversy does not exceed $50,000 for each plaintiff.

     b. [ ] (Plaintiffs only) I elect to refer the case to judicial arbitration and agree to limit recovery to the amount specified in section 1141.11 of the Code of Civil Procedure ($50,000 as of January 1990)

     c. [ ] All parties have stipulated to judicial arbitration under section 1141.12 of Code of Civil Procedure. A copy of the signed stipulation is attached (Discovery remains open until 30 days prior to trial.)

     d. [ ] I stipulate to be ordered to judicial arbitration under section 1141.12 of the Code of Civil Procedure. (Discovery closes 15 days prior to arbitration under CRC 1612.)

     e. [ ] I stipulate to be ordered to judicial arbitration and that discovery may remain open until 30 days prior to trial.

     f. [ ] This case is exempt from arbitration under rule 1600.5 of the California Rules of Court (specify exemption):

     g. [ ] I stipulate that the case be designated for arbitration. [Local Rule 1.1.F(4)(c)(iii)]

     h. [  ] I stipulate to be ordered to mediation.

6.   a. [  ] It is reasonably probable that the amount in controversy will not exceed $25,000.

     b. [ ] I request the court to order the case transferred to the municipal court.

                             (Continued on reverse)
________________________________________________________________________________
                    CASE MANAGEMENT CONFERENCE QUESTIONNAIRE

MILBERG WEISS BERSHAD                                              [FILED STAMP]
 HYNES & LERACH LLP
WILLIAM S. LERACH (68581)
DARREN J. ROBBINS (168593)
401 B Street, Suite 1700
San Diego, CA 92101
Telephone: 619/231-1058
619/231-7423 (fax)

ROBBINS UMEDA & FINK, LLP
MARC M. UMEDA (197847)
1010 Second Avenue, Suite 2360
San Diego, CA 92101
Telephone: 619/525-3990
619/525-3991 (fax)

CAULEY, GELLER, BOWMAN
 & COATES, LLP
PAUL J. GELLER
One Boca Place, Suite 421A
2255 Glades Road
Boca Raton, FL 33431
Telephone: 561/750-3000
561/750-3364 (fax)

Attorneys for Plaintiff


                   SUPERIOR COURT OF THE STATE OF CALIFORNIA

                             COUNTY OF SANTA CLARA

JUSTIN PEYTON, On Behalf of Himself and )   Case No. CV806199
All Others Similarly Situated,          )
                                        )   CLASS ACTION
                    Plaintiff,          )
                                        )   COMPLAINT FOR BREACH OF
    vs.                                 )   FIDUCIARY DUTIES
                                        )
STEPHEN C. RICHARDS, SRIVATS            )
SAMPATH, RICHARD M. SCHELL,             )
GEORGE SAMENUK, FRANK C. GILL,          )
NETWORK ASSOCIATES, INC. and DOES 1-    )
25, inclusive,                          )
                                        )
                    Defendants.         )
________________________________________)

                    COMPLAINT FOR BREACH OF FIDUCIARY DUTIES

     Plaintiff, by his attorneys, alleges as follows:

                             SUMMARY OF THE ACTION

     1. This is a stockholder class action brought by plaintiff on behalf of the holders of McAfee.com Corporation ("McAfee.com" or the "Company") common stock against McAfee.com's Board of Directors and Network Associates, Inc. ("Network Associates") to enjoin the sale of McAfee.com to defendant Network Associates at a grossly inadequate and unfair price (the "Acquisition"). This action seeks equitable relief only.

    2. McAfee.com provides personal computer management solutions. The Company's Web site allows consumers to secure, repair, update and upgrade their personal computers ("PCs") online. McAfee's applications allow consumers to check PCs for viruses, eliminate viruses, and repair PCs.

    3. Network Associates supplies security and availability solutions for e-business. The company's products focus on network security and network management. Network Associates' products are marketed under the McAfee and Sniffer name. Network Associates also is a majority shareholder of McAfee.com, controlling approximately 75% of its shares. Moreover, the Company is further controlled by Network Associates through its control over board seats. In fact, defendants Richards and Samenuk, who control the remaining board members, are the CFO and COO and Chairman and CEO, respectively, of Network Associates.

    4. In essence, Network Associates' proposed Acquisition is the product of a hopelessly flawed process that was designed to ensure the sale of McAfee.com to one buyer, and one buyer only, on terms preferential to Network Associates and to subvert the interests of plaintiff and the other public stockholders of McAfee.com.

                             JURISDICTION AND VENUE

    5. This Court has jurisdiction over each of the defendants because they conduct business in, reside in and/or are citizens of, California. Certain of the defendants are citizens of California, including Network Associates which has its principal place of business in this county. Likewise, certain of the individual defendants, including defendants Sampath, Schell and Richards, are citizens of California. The amount in controversy of plaintiff's claim exclusive of interest and costs is less

                    COMPLAINT FOR BREACH OF FIDUCIARY DUTIES than $75,000 as this action seeks equitable relief only. Venue is proper in this Court because defendants' wrongful acts arose in and emanated from this county.

                           PARTIES AND OTHER ENTITIES

     6. Plaintiff Justin Peyton is, and at all times relevant hereto was, a shareholder of McAfee.com.

     7. McAfee.com provides personal computer management solutions. The Company's Web site allows consumers to secure, repair, update and upgrade their PCs online. McAfee's applications allow consumers to check PCs for viruses, eliminate viruses, and repair PCs.

     8. Defendant Network Associates supplies security and availability solutions for e-business. The company's products focus on network security and network management. Network Associates' products are marketed under the McAfee and Sniffer name. Network Associates also is a majority shareholder of McAfee.com.

     9. Defendant Stephen C. Richards ("Richards") is a director of the Company and CFO and COO of defendant Network Associates.

     10.  Defendant Srivats Sampath ("Sampath") is a director of the Company.

     11.  Defendant Richard M. Schell ("Schell") is a director of the Company.

     12. Defendant George Samenuk ("Samenuk") is a director of the Company and Chairman and CEO of defendant Network Associates.

     13.  Defendant Frank C. Gill ("Gill") is a director of the Company.

     14. The defendants named above in Paragraphs 9-13 are sometimes collectively referred to herein as the "Individual Defendants."

     15. The true names and capacities of defendants sued herein under California Code of Civil Procedure Section 474 as Does 1-25, inclusive, are presently not known to plaintiff, who therefore sues these defendants by such fictitious names. Plaintiff will seek to amend this Complaint and include these Doe defendants' true names and capacities when they are ascertained. Each of the fictitiously named defendants is responsible in some manner for the conduct alleged herein and for the injuries suffered by the Class.

                    COMPLAINT FOR BREACH OF FIDUCIARY DUTIES

                  THE INDIVIDUAL DEFENDANTS' FIDUCIARY DUTIES

     16. In any situation where the directors of a publicly traded corporation undertake a transaction that will result in either (i) a change in corporate control, or (ii) a break-up of the corporation's assets, the directors have an affirmative fiduciary obligation to obtain the highest value reasonably available for the corporation's shareholders, and if such transaction will result in a change of corporate control, the shareholders are entitled to receive a significant premium. To diligently comply with these duties, the directors may not take any action that:

          (a) adversely affects the value provided to the corporation's shareholders;

          (b) will discourage or inhibit alternative offers to purchase control of the corporation or its assets;

          (c) contractually prohibits them from complying with their fiduciary duties;

          (d) will otherwise adversely affect their duty to search and secure the best value reasonably available under the circumstances for the corporation's shareholders; and/or

          (e) will provide the directors with preferential treatment at the expense of, or separate from, the public shareholders.

     17. In accordance with their duties of loyalty and good faith, the defendants, as directors and/or officers of McAfee.com, are obligated to refrain from:

          (a) participating in any transaction where the directors' or officers' loyalties are divided;

          (b) participating in any transaction where the directors or officers receive or are entitled to receive a personal financial benefit not equally shared by the public shareholders of the corporation; and/or

          (c) unjustly enriching themselves at the expense or to the detriment of the public shareholders.

     18. Because the Individual Defendants are in the process of breaching their duties of loyalty, good faith and independence in connection with the proposed Acquisition, the burden of proving the inherent or entire fairness of the proposed Acquisition, including all aspects of its negotiation, structure, price and terms, is placed upon the Individual Defendants as a matter of law.

                    COMPLAINT FOR BREACH OF FIDUCIARY DUTIES

                            CLASS ACTION ALLEGATIONS

     19. Plaintiff brings this action on his own behalf and as a class action pursuant to Section 382 of the California Code of Civil Procedure on behalf of all holders of McAfee.com stock who are being and will be harmed by defendants' actions described below (the "Class"). Excluded from the Class are defendants herein and any person, firm, trust, corporation, or other entity related to or affiliated with any defendants.

     20.  This action is properly maintainable as a class action.

     21. The Class is so numerous that joinder of all members is impracticable. According to McAfee.com's Securities and Exchange Commission ("SEC") filings, there were more than 11.6 million shares of McAfee.com common stock outstanding as October 31, 2001.

     22. There are questions of law and fact which are common to the Class and which predominate over questions affecting any individual Class member. The common questions include, inter alia, the following:

          (a) whether defendants have breached their fiduciary duties of undivided loyalty, independence or due care with respect to plaintiff and the other members of the Class in connection with the Acquisition;

          (b) whether the Individual Defendants are engaging in self-dealing in connection with the Acquisition;

          (c) whether the Individual Defendants have breached their fiduciary duty to secure and obtain the best price reasonable under the circumstances for the benefit of plaintiff and the other members of the Class in connection with the Acquisition;

          (d) whether the Individual Defendants are unjustly enriching themselves and other insiders or affiliates of McAfee.com;

          (e) whether defendants have breached any of their other fiduciary duties to plaintiff and the other members of the Class in connection with the Acquisition, including the duties of good faith, diligence, honesty and fair dealing;

          (f) whether the defendants, in bad faith and for improper motives, have impeded or erected barriers to discourage other offers for the Company or its assets; and

                    COMPLAINT FOR BREACH OF FIDUCIARY DUTIES

          (g) whether plaintiff and the other members of the Class would suffer irreparable injury were the transactions complained of herein consummated.

     23. Plaintiff's claims are typical of the claims of the other members of the Class and plaintiff does not have any interests adverse to the Class.

     24. Plaintiff is an adequate representative of the Class, has retained competent counsel experienced in litigation of this nature and will fairly and adequately protect the interests of the Class.

     25. The prosecution of separate actions by individual members of the Class would create a risk of inconsistent or varying adjudications with respect to individual members of the Class which would establish incompatible standards of conduct for the party opposing the Class.

     26. Plaintiff anticipates that there will be no difficulty in the management of this litigation. A class action is superior to other available methods for the fair and efficient adjudication of this controversy.

     27. Defendants have acted on grounds generally applicable to the Class with respect to the matters complained of herein, thereby making appropriate the relief sought herein with respect to the Class as a whole.

                     BACKGROUND TO THE PROPOSED ACQUISITION

     28. McAfee.com provides PC management solutions. The Company's Web site allows consumers to secure, repair, update and upgrade their PCs online. McAfee.com's applications allow consumers to check PCs for viruses, eliminate viruses, and repair PCs.

     29. On January 16, 2002, the Company issued a press release entitled, "McAfee.com Announces Record Year 2001 Revenues of $62.0 Million up 32% From 2000; Pro-Forma Earnings Per Share of $0.14; Fourth Quarter 2001 Revenues of $18.6 Million; Pro-Forma Earnings Per Share Of $0.09," which stated in part:

     McAfee.com, a leading provider of Web security services, today announced operating results for the fourth quarter and fiscal year ended December 31, 2001. Revenue for the fourth quarter of fiscal year 2001 was $18.6 million up $6.5 million from the same period last year, representing year-over-year revenue growth of 54 percent. Fourth quarter revenues increased sequentially 15 percent over third quarter revenues of $16.2 million. Pro-forma net income for the quarter, excluding non-cash charges related to stock-based compensation and the amortization of intangibles, was

                    COMPLAINT FOR BREACH OF FIDUCIARY DUTIES

     $4.2 million or $0.09 per share. Net income for the quarter, including such non-cash charges was $904,000 or $0.02 per share.


          Revenue for fiscal year 2001 was $62.0 million, as compared to $46.9 million a year ago, representing annual revenue growth of 32 percent.

     30. On March 17, 2002, the Company issued a press release entitled, "McAfee.com Receives Notification of a Buyout Proposal from Network Associates," which stated in part:

     McAfee.com ...today announced that it received a letter from Network
     Associates, Inc. ...on Saturday afternoon stating Network Associates'
     intention to commence an exchange offer for all of the outstanding publicly held shares of the Class A common stock of McAfee.com. Network Associates stated that it would offer McAfee.com Class A common stockholders 0.675 of a share of Network Associates common stock in exchange for each outstanding share of McAfee.com Class A common stock. Network Associates stated that the offer will be made directly to McAfee.com's stockholders and that Network Associates is not seeking approval of the offer from McAfee.com's board of directors.

          Network Associates stated that it intends to file its offering materials with the Securities and Exchange Commission and to formally commence its exchange offer on or about March 25, 2002. Network Associates stated that the offer is conditioned on the tender of a sufficient number of shares of McAfee.com Class A common stock such that, after the offer is completed, Network Associates would own at least 90% of all outstanding shares of McAfee.com common stock. Network Associates stated that it will acquire any shares not purchased in the exchange offer through a "short form" merger and that, if the merger takes place, the consideration given to the remaining McAfee.com Class A common stockholders would be the same as the consideration received by the tendering stockholders in the exchange offer, subject to the exercise of appraisal rights, if any. As of February 14, 2002, there were approximately 11,742.901 shares of McAfee.com Class A common stock outstanding and 36,000,000 shares of McAfee.com Class B common stock outstanding, which are convertible into McAfee.com Class A common stock on a one-for-one basis. Based on McAfee.com's records and publicly filed documents, as of such date, Network Associates held all of the shares of McAfee.com Class B common stock outstanding and none of the shares of McAfee.com Class A common stock outstanding.



     31. Following the announcement, the investor community expressed outrage over the defendant's actions. In response, the Company's stock traded above the offered price. Thus, in essence, defendants are actually trying to buy the Company at a price less than the current price.

                             FIRST CAUSE OF ACTION

        FOR BREACH OF FIDUCIARY DUTIES AGAINST THE INDIVIDUAL DEFENDANTS


     32. Plaintiff repeats and realleges each allegation set forth herein.

                    COMPLAINT FOR BREACH OF FIDUCIARY DUTIES

     33. The defendants have breached their fiduciary duties of care, loyalty, candor and independence owed to the public shareholders of McAfee.com and have acted to put their personal interests ahead of the interests of McAfee.com shareholders.

     34. By the acts, transactions and courses of conduct alleged herein, the Individual Defendants, individually and acting as a part of a common plan, are attempting to unfairly deprive plaintiff and other members of the Class of the true value of their investment in McAfee.com.

     35. The Individual Defendants have violated their fiduciary duties by entering into a transaction with Network Associates without regard to the fairness of the transaction to McAfee.com shareholders. Defendant Network Associates aided and abetted the other defendants' breaches of fiduciary duties owed to plaintiff and the other holders of McAfee.com stock.

     36. As demonstrated by the allegations above, the defendant directors failed to exercise the care required, and breached their duties of loyalty, good faith, candor and independence owed to the shareholders of McAfee.com because, among other reasons:

          (a) they failed to take steps to maximize the value of McAfee.com to its public shareholders and they took steps to avoid competitive bidding, to cap the price of McAfee.com stock and to give Network Associates an unfair advantage, by, among other things, failing to solicit other potential acquirors or alternative transactions;

          (b)  they failed to properly value McAfee.com; and

          (c) they ignored or did not protect against the numerous conflicts of interest resulting from the directors' own interrelationships or connection with the Acquisition.

     37. Because the Individual Defendants dominate and control the business and corporate affairs of McAfee.com, and are in possession of private corporate information concerning McAfee.com's assets, business and future prospects, there exists an imbalance and disparity of knowledge and economic power between them and the public shareholders of McAfee.com which makes it inherently unfair for them to pursue any proposed transaction wherein they will reap disproportionate benefits to the exclusion of maximizing stockholder value.

                    COMPLAINT FOR BREACH OF FIDUCIARY DUTIES

     38. By reason of the foregoing acts, practices and course of conduct, the defendants have failed to exercise ordinary care and diligence in the exercise of their fiduciary obligations toward plaintiff and the other members of the Class.

     39. As a result of the actions of defendants, plaintiff and the Class will suffer irreparable injury in that they have not and will not receive their fair portion of the value of McAfee.com's assets and businesses and have been and will be prevented from obtaining a fair price for their common stock.

     40. Unless enjoined by this Court, the defendants will continue to breach their fiduciary duties owed to plaintiff and the Class, and may consummate the proposed Acquisition which will exclude the Class from its fair share of McAfee.com's valuable assets and businesses, and/or benefit them in the unfair manner complained of herein, all to the irreparable harm of the Class, as aforesaid.

     41. Defendants are engaging in self-dealing, are not acting in good faith toward plaintiff and the other members of the Class, and have breached and are breaching their fiduciary duties to the members of the Class.

     42. As a result of the defendants' unlawful actions, plaintiff and the other members of the Class will be irreparably harmed in that they will not receive their fair portion of the value of McAfee.com's assets and business and will be prevented from obtaining the real value of their equity ownership of the Company. Unless the proposed Acquisition is enjoined by the Court, defendants will continue to breach their fiduciary duties owed to plaintiff and the members of the Class, will not engage in arm's-length negotiations on the Acquisition terms, and will not supply to McAfee.com's minority stockholders sufficient information to enable them to cast informed votes on the proposed Acquisition and may consummate the proposed Acquisition, all to the irreparable harm of the members of the Class.

     43. Plaintiff and the members of the Class have no adequate remedy at law. Only through the exercise of this Court's equitable powers can plaintiff and the Class be fully protected from the immediate and irreparable injury which defendants' actions threaten to inflict.



                                      -8-
                    COMPLAINT FOR BREACH OF FIDUCIARY DUTIES

                             SECOND CAUSE OF ACTION

    AIDING AND ABETTING BREACH OF FIDUCIARY DUTY AGAINST NETWORK ASSOCIATES

          44.  Plaintiff repeats and alleges each allegation set forth above.

          45. Network Associates actively aided and abetted the Individual Defendants' breaches of their fiduciary duties owed to plaintiff and the Class by knowingly participating in the Individual Defendants' breaches of their duties of loyalty, candor and care owed to plaintiff and the other McAfee.com stockholders. Network Associates aided and abetted the Individual Defendants' breaches of fiduciary duties by structuring the Acquisition on terms preferential to Network Associates which subvert the interests of plaintiff and other public stockholders of McAfee.com.

                               PRAYER FOR RELIEF

          WHEREFORE, plaintiff demands preliminary and permanent injunctive relief in his favor and in favor of the Class and against defendants as follows:

          A. Declaring that this action is properly maintainable as a class action;

          B. Declaring and decreeing that the Acquisition agreement was entered into in breach of the fiduciary duties of the defendants and is therefore unlawful and unenforceable;

          C. Enjoining defendants, their agents, counsel, employees and all persons acting in concert with them from consummating the Acquisition, unless and until the Company adopts and implements a procedure or process to obtain the highest possible price for shareholders;

          D. Directing the Individual Defendants to exercise their fiduciary duties to obtain a transaction which is in the best interests of McAfee.com's shareholders until the process for the sale or auction of the Company is completed and the highest possible price is obtained;

          E. Rescinding, to the extent already implemented, the Acquisition of any of the terms thereof;

          F. Imposition of a constructive trust, in favor of plaintiff, upon any benefits improperly received by defendants as a result of their wrongful conduct;

          G. Awarding plaintiff the costs and disbursements of this action, including reasonable attorneys' and experts' fees; and

MILBERG WEISS BERSHAD
 HYNES & LERACH LLP                                              [FILE STAMP]
WILLIAM S. LERACH (68581)
DARREN J. ROBBINS (168593)
401 B Street, Suite 1700
San Diego, CA 92101
Telephone: 619/231-1058
619/231-7423 (fax)

ROBBINS UMEDA & FINK, LLP
MARC M. UMEDA (197847)
1010 Second Avenue, Suite 2360
San Diego, CA 92101
Telephone: 619/525-3990
619/525-3991 (fax)

CAULEY, GELLER, BOWMAN
 & COATES, LLP
PAUL J. GELLER
One Boca Place, Suite 421A
2255 Glades Road
Boca Raton, FL 33431
Telephone: 561/750-3000
561/750-3364 (fax)

Attorneys for Plaintiff


                   SUPERIOR COURT OF THE STATE OF CALIFORNIA

                             COUNTY OF SANTA CLARA

JUSTIN PEYTON, On Behalf of Himself and         )    Case No. CV806199
All Others Similarly Situated,                  )
                                                )    CLASS ACTION
                              Plaintiff,        )
                                                )
vs.                                             )   COMPLAINT FOR BREACH OF
                                                )   FIDUCIARY DUTIES
STEPHEN C. RICHARDS, SRIVATS                    )
SAMPATH, RICHARD M. SCHELL,                     )
GEORGE SAMENUK, FRANK C. GILL,                  )
NETWORK ASSOCIATES, INC. and DOES 1-            )
25, inclusive,                                  )
                                                )
                    Defendants.                 )
-------------------------------------------------




                    COMPLAINT FOR BREACH OF FIDUCIARY DUTIES

     Plaintiff, by his attorneys, alleges as follows:

                             SUMMARY OF THE ACTION

     1. This is a stockholder class action brought by plaintiff on behalf of the holders of McAfee.com Corporation ("McAfee.com" or the "Company") common stock against McAfee.com's Board of Directors and Network Associates, Inc. ("Network Associates") to enjoin the sale of McAfee.com to defendant Network Associates at a grossly inadequate and unfair price (the "Acquisition"). This action seeks equitable relief only.

     2. McAfee.com provides personal computer management solutions. The Company's Web site allows consumers to secure, repair, update and upgrade their personal computers ("PCs") online. McAfee's applications allow consumers to check PCs for viruses, eliminate viruses, and repair PCs.

     3. Network Associates supplies security and availability solutions for e-business. The company's products focus on network security and network management. Network Associates' products are marketed under the McAfee and Sniffer name. Network Associates also is a majority shareholder of McAfee.com controlling approximately 75% of its shares. Moreover, the Company is further controlled by Network Associates through its control over board seats. In fact, defendants Richards and Samenuk, who control the remaining board members, are the CFO and COO and Chairman and CEO, respectively, of Network Associates.

     4. In essence, Network Associates' proposed Acquisition is the product of a hopelessly flawed process that was designed to ensure the sale of McAfee.com to one buyer, and one buyer only, on terms preferential to Network Associates and to subvert the interests of plaintiff and the other public stockholders of McAfee.com.

                             JURISDICTION AND VENUE

     5. This Court has jurisdiction over each of the defendants because they conduct business in, reside in and/or are citizens of, California. Certain of the defendants are citizens of California, including Network Associates which has its principal place of business in this county. Likewise, certain of the individual defendants, including defendants Sampath, Schell and Richards, are citizens of California. The amount in controversy of plaintiff's claim exclusive of interest and costs is less than $75,000 as this action seeks equitable relief only. Venue is proper in this Court because defendants' wrongful acts arose in and emanated from this county.

                           PARTIES AND OTHER ENTITIES

     6. Plaintiff Justin Peyton is, and at all times relevant hereto was, a shareholder of McAfee.com.

     7. McAfee.com provides personal computer management solutions. The Company's Web site allows consumers to secure, repair, update and upgrade their PCs online. McAfee's applications allow consumers to check PCs for viruses, eliminate viruses, and repair PCs.

     8. Defendant Network Associates supplies security and availability solutions for e-business. The company's products focus on network security and network management. Network Associates' products are marketed under the McAfee and Sniffer name. Network Associates also is a majority shareholder of McAfee.com.

     9. Defendant Stephen C. Richards ("Richards") is a director of the Company and CFO and COO of defendant Network Associates.

     10.  Defendant Srivats Sampath ("Sampath") is a director of the Company.

     11.  Defendant Richard M. Schell ("Schell") is a director of the Company.

     12. Defendant George Samenuk ("Samenuk") is a director of the Company and Chairman and CEO of defendant Network Associates.

     13.  Defendant Frank C. Gill ("Gill") is a director of the Company.

     14. The defendants named above in Paragraphs 9-13 are sometimes collectively referred to herein as the "Individual Defendants."

     15. The true names and capacities of defendants sued herein under California Code of Civil Procedure Section 474 as Does 1-25, inclusive, are presently not known to plaintiff, who therefore sues these defendants by such fictitious names. Plaintiff will seek to amend this Complaint and include these Doe defendants' true names and capacities when they are ascertained. Each of the fictitiously named defendants is responsible in some manner for the conduct alleged herein and for the injuries suffered by the Class.

                                      -2-
                    COMPLAINT FOR BREACH OF FIDUCIARY DUTIES

                  THE INDIVIDUAL DEFENDANTS' FIDUCIARY DUTIES

     16. In any situation where the directors of a publicly traded corporation undertake a transaction that will result in either (i) a change in corporate control, or (ii) a break-up of the corporation's assets, the directors have an affirmative fiduciary obligation to obtain the highest value reasonably available for the corporation's shareholders, and if such transaction will result in a change of corporate control, the shareholders are entitled to receive a significant premium. To diligently comply with these duties, the directors may not take any action that:

          (a) adversely affects the value provided to the corporation's shareholders;

          (b) will discourage or inhibit alternative offers to purchase control of the corporation or its assets;

          (c) contractually prohibits them from complying with their fiduciary duties;

          (d) will otherwise adversely affect their duty to search and secure the best value reasonably available under the circumstances for the corporation's shareholders; and/or

          (e) will provide the directors with preferential treatment at the expense of, or separate from, the public shareholders.

     17. In accordance with their duties of loyalty and good faith, the defendants, as directors and/or officers of McAfee.com, are obligated to refrain from:

          (a) participating in any transaction where the directors' or officers' loyalties are divided;

          (b) participating in any transaction where the directors or officers receive or are entitled to receive a personal financial benefit not equally shared by the public shareholders of the corporation; and/or

          (c) unjustly enriching themselves at the expense or to the detriment of the public shareholders.

     18. Because the Individual Defendants are in the process of breaching their duties of loyalty, good faith and independence in connection with the proposed Acquisition, the burden of proving the inherent or entire fairness of the proposed Acquisition, including all aspects of its negotiation, structure, price and terms, is placed upon the Individual Defendants as a matter of law.

                            CLASS ACTION ALLEGATIONS

     19. Plaintiff brings this action on his own behalf and as class action pursuant to Section 382 of the California Code of Civil Procedure on behalf of all holders of McAfee.com stock who are being and will be harmed by defendants' actions described below (the "Class"). Excluded from the Class are defendants herein and any person, firm, trust, corporation, or other entity related to or affiliated with any defendants.

     20.  This action is properly maintainable as a class action.

     21. The Class is so numerous that joinder of all members if impracticable. According to McAfee.com's Securities and Exchange Commission ("SEC") filings, there were more than 11.6 million shares of McAfee.com common stock outstanding as October 31, 2001.

     22. There are questions of law and fact which are common to the Class and which predominate over questions affecting any individual Class member. The common questions include, inter alia, the following:

          (a) whether defendants have breached their fiduciary duties of undivided loyalty, independence or due care with respect to plaintiff and the other members of the Class in connection with the Acquisition;

          (b) whether the Individual Defendants are engaging in self-dealing in connection with the Acquisition;

          (c) whether the Individual Defendants have breached their fiduciary duty to secure and obtain the best price reasonable under the circumstances for the benefit of plaintiff and the other members of the Class in connection with the Acquisition;

          (d) whether the Individual Defendants are unjustly enriching themselves and other insiders or affiliates of McAfee.com;

          (e) whether defendants have breached any of their other fiduciary duties to plaintiff and the other members of the Class in connection with the Acquisition, including the duties of good faith, diligence, honesty and fair dealing;

          (f) whether the defendants, in bad faith and for improper motives, have impeded or erected barriers to discourage other offers for the Company or its assets; and



                                      -4-
                    COMPLAINT FOR BREACH OF FIDUCIARY DUTIES

               (g) whether plaintiff and the other members of the Class would suffer irreparable injury were the transactions complained of herein consummated.

          23. Plaintiff's claims are typical of the claims of the other members of the Class and plaintiff does not have any interests adverse to the Class.

          24. Plaintiff is an adequate representative of the Class, has retained competent counsel experienced in litigation of this nature and will fairly and adequately protect the interests of the Class.

          25. The prosecution of separate actions by individual members of the Class would create a risk of inconsistent or varying adjudications with respect to individual members of the Class which would establish incompatible standards of conduct for the party opposing the Class.

          26. Plaintiff anticipates that there will be no difficulty in the management of this litigation. A class action is superior to other available methods for the fair and efficient adjudication of this controversy.

          27. Defendants have acted on grounds generally applicable to the Class with respect to the matters complained of herein, thereby making appropriate the relief sought herein with respect to the Class as a whole.

                     BACKGROUND TO THE PROPOSED ACQUISITION

          28. McAfee.com provides PC management solutions. The Company's Web site allows consumers to secure, repair, update and upgrade their PCs online. McAfee.com's applications allow consumers to check PCs for viruses, eliminate viruses, and repair PCs.

          29. On January 16, 2002, the Company issued a press release entitled, "McAfee.com Announces Record Year 2001 Revenues of $62.0 Million up 32% From 2000; Pro-Forma Earnings Per Share of $0.14; Fourth Quarter 2001 Revenues of $18.6 Million; Pro-Forma Earnings Per Share Of $0.09," which stated in part:

          McAfee.com, a leading provider of Web security services, today announced operating results for the fourth quarter and fiscal year ended December 31, 2001. Revenue for the fourth quarter of fiscal year 2001 was $18.6 million up $6.5 million from the same period last year, representing year-over-year revenue growth of 54 percent. Fourth quarter revenues increased sequentially 15 percent over third quarter revenues of $16.2 million. Pro-forma net income for the quarter, excluding non-cash charges related to stock-based compensation and the amortization of intangibles, was

                                      -5-
                    COMPLAINT FOR BREACH OF FIDUCIARY DUTIES

     $4.2 million or $0.09 per share. Net income for the quarter, including such non-cash charges was $904,000 or $0.02 per share.

     Revenue for fiscal year 2001 was $62.0 million, as compared to $46.9 million a year ago, representing annual revenue growth of 32 percent.

     30. On March 17, 2002, the Company issued a press release entitled "McAfee.com Receives Notification of a Buyout Proposal from Network Associates," which stated in part:

     McAfee.com ... today announced that it received a letter from Network
     Associates, Inc. ... on Saturday afternoon stating Network Associates'
     intention to commence an exchange offer for all of the outstanding publicly held shares of the Class A common stock of McAfee.com. Network Associates stated that it would offer McAfee.com Class A common stockholders 0.675 of a share of Network Associates common stock in exchange for each outstanding share of McAfee.com Class A common stock. Network Associates stated that the offer will be made directly to McAfee.com's stockholders and that Network Associates is not seeking approval of the offer from McAfee.com's board of directors.

          Network Associates stated that it intends to file its offering materials with the Securities and Exchange Commission and to formally commence its exchange offer on or about March 25, 2002. Network Associates stated that the offer is conditioned on the tender of a sufficient number of shares of McAfee.com Class A common stock such that, after the offer is completed, Network Associates would own at least 90% of all outstanding shares of McAfee.com common stock. Network Associates stated that it will acquire any shares not purchased in the exchange offer through a "short form" merger and that, if the merger takes place, the consideration given to the remaining McAfee.com Class A common stockholders would be the same as the consideration received by the tendering stockholders in the exchange offer, subject to the exercise of appraisal rights, if any. As of February 14, 2002, there were approximately 11,742,901 shares of McAfee.com Class A common stock outstanding and 36,000,000 shares of McAfee.com Class B common stock outstanding, which are convertible into McAfee.com Class A common stock on a one-for-one basis. Based on McAfee.com's records and publicly filed documents, as of such date, Network Associates held all of the shares of McAfee.com Class B common stock outstanding and none of the shares of McAfee.com Class A common stock outstanding.

     31. Following the announcement, the investor community expressed outrage over the defendants' actions. In response, the Company's stock traded above the offered price. Thus, in essence, defendants are actually trying to buy the Company at a price less than the current price.

                             FIRST CAUSE OF ACTION

        FOR BREACH OF FIDUCIARY DUTIES AGAINST THE INDIVIDUAL DEFENDANTS

     32.  Plaintiff repeats and realleges each allegation set forth herein.

                                      -6-
                    COMPLAINT FOR BREACH OF FIDUCIARY DUTIES

     33. The defendants have breached their fiduciary duties of care, loyalty, candor and independence owed to the public shareholders of McAfee.com and have acted to put their personal interests ahead of the interests of McAfee.com shareholders.

     34. By the acts, transactions and courses of conduct alleged herein, the Individual Defendants, individually and acting as a part of a common plan, are attempting to unfairly deprive plaintiff and other members of the Class of the true value of their investment in McAfee.com.

     35. The Individual Defendants have violated their fiduciary duties by entering into a transaction with Network Associates without regard to the fairness of the transaction to McAfee.com shareholders. Defendant Network Associates aided and abetted the other defendants' breaches of fiduciary duties owed to plaintiff and the other holders of McAfee.com stock.

     36. As demonstrated by the allegations above, the defendant directors failed to exercise the care required, and breached their duties of loyalty, good faith, candor and independence owed to the shareholders of McAfee.com because, among other reasons:

          (a) they failed to take steps to maximize the value of McAfee.com to its public shareholders and they took steps to avoid competitive bidding, to cap the price of McAfee.com stock and to give Network Associates an unfair advantage, by, among other things, failing to solicit other potential acquirors or alternative transactions;

          (b)  they failed to properly value McAfee.com; and

          (c) they ignored or did not protect against the numerous conflicts of interest resulting from the directors' own interrelationships or connection with the Acquisition.

     37. Because the Individual Defendants dominate and control the business and corporate affairs of McAfee.com, and are in possession of private corporate information concerning McAfee.com's assets, business and future prospects, there exists an imbalance and disparity of knowledge and economic power between them and the public shareholders of McAfee.com which makes it inherently unfair for them to pursue any proposed transaction wherein they will reap disproportionate benefits to the exclusion of maximizing stockholder value.

     38. By reason of the foregoing acts, practices and course of conduct, the defendants have failed to exercise ordinary care and diligence in the exercise of their fiduciary obligations toward plaintiff and the other members of the Class.

     39. As a result of the actions of defendants, plaintiff and the Class will suffer irreparable injury in that they have not and will not receive their fair portion of the value of McAfee.com's assets and businesses and have been and will be prevented from obtaining a fair price for their common stock.

     40. Unless enjoined by this Court, the defendants will continue to breach their fiduciary duties owed to plaintiff and the Class, and may consummate the proposed Acquisition which will exclude the Class from its fair share of McAfee.com's valuable assets and businesses, and/or benefit them in the unfair manner complained of herein, all to the irreparable harm of the Class, as aforesaid.

     41. Defendants are engaging in self-dealing, are not acting in good faith toward plaintiff and the other members of the Class, and have breached and are breaching their fiduciary duties to the members of the Class.

     42. As a result of the defendants' unlawful actions, plaintiff and the other members of the Class will be irreparably harmed in that they will not receive their fair portion of the value of McAfee.com's assets and business and will be prevented from obtaining the real value of their equity ownership of the Company. Unless the proposed Acquisition is enjoined by the Court, defendants will continue to breach their fiduciary duties owed to plaintiff and the members of the Class, will not engage in arm's-length negotiations on the Acquisition terms, and will not supply to McAfee.com's minority stockholders sufficient information to enable them to cast informed votes on the proposed Acquisition and may consummate the proposed Acquisition, all to the irreparable harm of the members of the Class.

     43. Plaintiff and the members of the Class have no adequate remedy at law. Only through the exercise of this Court's equitable powers can plaintiff and the Class be fully protected from the immediate and irreparable injury which defendants' actions threaten to inflict.

                             SECOND CAUSE OF ACTION

    AIDING AND ABETTING BREACH OF FIDUCIARY DUTY AGAINST NETWORK ASSOCIATES


     44. Plaintiff repeats and alleges each allegation set forth above.

     45. Network Associates actively aided and abetted the Individual Defendants' breaches of their fiduciary duties owed to plaintiff and the Class by knowingly participating in the Individual Defendants' breaches of their duties of loyalty, candor and care owed to plaintiff and the other McAfee.com stockholders. Network Associates aided and abetted the Individual Defendants' breaches of fiduciary duties by structuring the Acquisition on terms preferential to Network Associates which subvert the interests of plaintiff and other public stockholders of McAfee.com.

                               PRAYER FOR RELIEF

     WHEREFORE, plaintiff demands preliminary and permanent injunctive relief in his favor and in favor of the Class and against defendants as follows:

     A. Declaring that this action is properly maintainable as a class action;

     B. Declaring and decreeing that the Acquisition agreement was entered into in breach of the fiduciary duties of the defendants and is therefore unlawful and unenforceable;

     C. Enjoining defendants, their agents, counsel, employees and all persons acting in concert with them from consummating the Acquisition, unless and until the Company adopts and implements a procedure or process to obtain the highest possible price for shareholders;

     D. Directing the Individual Defendants to exercise their fiduciary duties to obtain a transaction which is in the best interests of McAfee.com's shareholders until the process for the sale or auction of the Company is completed and the highest possible price is obtained;

     E. Rescinding, to the extent already implemented, the Acquisition or any of the terms thereof;

     F. Imposition of a constructive trust, in favor of plaintiff, upon any benefits improperly received by defendants as a result of their wrongful conduct;

     G. Awarding plaintiff the costs and disbursements of this action, including reasonable attorneys' and experts' fees; and


                                      -9-
                    COMPLAINT FOR BREACH OF FIDUCIARY DUTIES

     H. Granting such other and further equitable relief as this Court may deem just and proper.

DATED: March 19, 2002                            MILBERG WEISS BERSHAD
                                                  HYNES & LERACH LLP
                                                 WILLIAM S. LERACH
                                                 DARREN J. ROBBINS

                                                     /s/ Darren J. Robbins
                                                 ------------------------------
                                                         DARREN J. ROBBINS

                                                 401 B Street, Suite 1700
                                                 San Diego, CA 92101
                                                 Telephone: 619/231-1058
                                                 619/231-7423 (fax)


                                                 ROBBINS UMEDA & FINK, LLP
                                                 MARC M. UMEDA
                                                 1010 Second Avenue, Suite 2360
                                                 San Diego, CA 92101
                                                 Telephone: 619/525-3990
                                                 619/525-3991 (fax)

                                                 CAULEY, GELLER, BOWMAN
                                                  & COATES, LLP
                                                 PAUL J. GELLER
                                                 One Boca Place, Suite 421A
                                                 2255 Glades Road
                                                 Boca Raton, FL 33431
                                                 Telephone: 561/750-3000
                                                 561/750-3364 (fax)

                                                 Attorneys for Plaintiff



                                      -10-
                    COMPLAINT FOR BREACH OF FIDUCIARY DUTIES

MILBERG WEISS BERSHAD
 HYNES & LERACH LLP
WILLIAM S. LERACH (68581)
DARREN J. ROBBINS (168593)
401 B Street, Suite 1700                                           [FILED STAMP]
San Diego, CA 92101
Telephone: 619/231-1058
619/231-7423 (fax)

ROBBINS UMEDA & FINK, LLP
MARC M. UMEDA (197847)
1010 Second Avenue, Suite 2360
San Diego, CA 92101
Telephone: 619/525-3990
619/525-3991 (fax)

CAULEY, GELLER, BOWMAN
 & COATES, LLP
PAUL J. GELLER
One Boca Place, Suite 421A
2255 Glades Road
Boca Raton, FL 33431
Telephone: 561/750-3000
561/750-3364 (fax)

Attorneys for Plaintiff


                   SUPERIOR COURT OF THE STATE OF CALIFORNIA

                             COUNTY OF SANTA CLARA


JUSTIN PEYTON, On Behalf of Himself and     )            Case No. CV806199
All Others Similarly Situated,              )
                                            )            CLASS ACTION
                  Plaintiff,                )
                                            )            COMPLAINT FOR BREACH OF
    vs.                                     )            FIDUCIARY DUTIES
                                            )
STEPHEN C. RICHARDS, SRIVATS                )
SAMPATH, RICHARD M. SCHELL,                 )
GEORGE SAMENUK, FRANK C. GILL,              )
NETWORK ASSOCIATES, INC. and DOES 1-        )
25, inclusive,                              )
                                            )
                  Defendants.               )
____________________________________________)







_______________________________________________________________________________
                    COMPLAINT FOR BREACH OF FIDUCIARY DUTIES

     Plaintiff, by his attorneys, alleges as follows:

                             SUMMARY OF THE ACTION

     1. This is a stockholder class action brought by plaintiff on behalf of the holders of McAfee.com Corporation ("McAfee.com" or the "Company") common stock against McAfee.com's Board of Directors and Network Associates, Inc. ("Network Associates") to enjoin the sale of McAfee.com to defendant Network Associates at a grossly inadequate and unfair price (the "Acquisition"). This action seeks equitable relief only.

     2. McAfee.com provides personal computer management solutions. The Company's Web site allows consumers to secure, repair, update and upgrade their personal computers ("PCs") online. McAfee's applications allow consumers to check PCs for viruses, eliminate viruses, and repair PCs.

     3. Network Associates supplies security and availability solutions for e-business. The company's products focus on network security and network management. Network Associates' products are marketed under the McAfee and Sniffer name. Network Associates also is a majority shareholder of McAfee.com, controlling approximately 75% of its shares. Moreover, the Company is further controlled by Network Associates through its control over board seats. In fact, defendants Richards and Samenuk, who control the remaining board members, are the CFO and COO and Chairman and CEO, respectively, of Network Associates.

     4. In essence, Network Associates' proposed Acquisition is the product of a hopelessly flawed process that was designed to ensure the sale of McAfee.com to one buyer, and one buyer only, on terms preferential to Network Associates and to subvert the interests of plaintiff and the other public stockholders of McAfee.com.

                             JURISDICTION AND VENUE

     5. This Court has jurisdiction over each of the defendants because they conduct business in, reside in and/or are citizens of, California. Certain of the defendants are citizens of California, including Network Associates which has its principal place of business in this county. Likewise, certain of the individual defendants, including defendants Sampath, Schell and Richards, are citizens of California. The amount in controversy of plaintiff's claim exclusive of interest and costs is less

                                      -1-
                    COMPLAINT FOR BREACH OF FIDUCIARY DUTIES than $75,000 as this action seeks equitable relief only. Venue is proper in this Court because defendants' wrongful acts arose in and emanated from this county.

                           PARTIES AND OTHER ENTITIES

     6. Plaintiff Justin Peyton is, and at all times relevant hereto was, a shareholder of McAfee.com.

     7. McAfee.com provides personal computer management solutions. The Company's Web site allows consumers to secure, repair, update and upgrade their PCs online. McAfee's applications allow consumers to check PCs for viruses, eliminate viruses, and repair PCs.

     8. Defendant Network Associates supplies security and availability solutions for e-business. The company's products focus on network security and network management. Network Associates' products are marketed under the McAfee and Sniffer name. Network Associates also is a majority shareholder of McAfee.com.

     9. Defendant Stephen C. Richards ("Richards") is a director of the Company and CFO and COO of defendant Network Associates.

     10.  Defendant Srivats Sampath ("Sampath") is a director of the Company.

     11.  Defendant Richard M. Schell ("Schell") is a director of the Company.

     12. Defendant George Samenuk ("Samenuk") is a director of the Company and Chairman and CEO of defendant Network Associates.

     13.  Defendant Frank C. Gill ("Gill") is a director of the Company.

     14. The defendants named above in Paragraphs 9-13 are sometimes collectively referred to herein as the "Individual Defendants."

     15. The true names and capacities of defendants sued herein under California Code of Civil Procedure Section 474 as Does 1-25, inclusive, are presently not known to plaintiff, who therefore sues these defendants by such fictitious names. Plaintiff will seek to amend this Complaint and include these Doe defendants' true names and capacities when they are ascertained. Each of the fictitiously named defendants is responsible in some manner for the conduct alleged herein and for the injuries suffered by the Class.


                                      -2-
                    COMPLAINT FOR BREACH OF FIDUCIARY DUTIES

                  THE INDIVIDUAL DEFENDANTS' FIDUCIARY DUTIES

     16. In any situation where the directors of a publicly traded corporation undertake a transaction that will result in either (i) a change in corporate control, or (ii) a break-up of the corporation's assets, the directors have an affirmative fiduciary obligation to obtain the highest value reasonably available for the corporation's shareholders, and if such transaction will result in a change of corporate control, the shareholders are entitled to receive a significant premium. To diligently comply with these duties, the directors may not take any action that:

          (a) adversely affects the value provided to the corporation's shareholders;

          (b) will discourage or inhibit alternative offers to purchase control of the corporation or its assets;

          (c) contractually prohibits them from complying with their fiduciary duties;

          (d) will otherwise adversely affect their duty to search and secure the best value reasonably available under the circumstances for the corporation's shareholders; and/or

          (e) will provide the directors with preferential treatment at the expense of, or separate from, the public shareholders.

     17. In accordance with their duties of loyalty and good faith, the defendants, as directors and/or officers of McAfee.com, are obligated to refrain from:

          (a) participating in any transaction where the directors, or officers' loyalties are divided;

          (b) participating in any transaction where the directors or officers receive or are entitled to receive a personal financial benefit not equally shared by the public shareholders of the corporation; and/or

          (c) unjustly enriching themselves at the expense or to the detriment of the public shareholders.

     18. Because the Individual Defendants are in the process of breaching their duties of loyalty, good faith and independence in connection with the proposed Acquisition, the burden of proving the inherent or entire fairness of the proposed Acquisition, including all aspects of its negotiation, structure, price and terms, is placed upon the Individual Defendants as a matter of law.

                            CLASS ACTION ALLEGATIONS

     19. Plaintiff brings this action on his own behalf and as a class action pursuant to Section 382 of the California Code of Civil Procedure on behalf of all holders of McAfee.com stock who are being and will be harmed by defendants' actions described below (the "Class"). Excluded from the Class are defendants herein and any person, firm, trust, corporation, or other entity related to or affiliated with any defendants.

     20.  This action is properly maintainable as a class action.

     21. The Class is so numerous that joinder of all members is impracticable. According to McAfee.com's Securities and Exchange Commission ("SEC") filings, there were more than 11.6 million shares of McAfee.com common stock outstanding as October 31, 2001.

     22. There are questions of law and fact which are common to the Class and which predominate over questions affecting any individual Class member. The common questions include, inter alia, the following:

          (a) whether defendants have breached their fiduciary duties of undivided loyalty, independence or due care with respect to plaintiff and the other members of the Class in connection with the Acquisition;

          (b) whether the Individual Defendants are engaging in self-dealing in connection with the Acquisition;

          (c) whether the Individual Defendants have breached their fiduciary duty to secure and obtain the best price reasonable under the circumstances for the benefit of plaintiff and the other members of the Class in connection with the Acquisition;

          (d) whether the Individual Defendants are unjustly enriching themselves and other insiders or affiliates of McAfee.com;

          (e) whether defendants have breached any of their other fiduciary duties to plaintiff and the other members of the Class in connection with the Acquisition, including the duties of good faith, diligence, honesty and fair dealing;

          (f) whether the defendants, in bad faith and for improper motives, have impeded or erected barriers to discourage other offers for the Company or its assets; and


                                      -4-
                    COMPLAINT FOR BREACH OF FIDUCIARY DUTIES

         (g) whether plaintiff and the other members of the Class would suffer irreparable injury were the transactions complained of herein consummated.

     23. Plaintiff's claims are typical of the claims of the other members of the Class and plaintiff does not have any interests adverse to the Class.

     24. Plaintiff is an adequate representative of the Class, has retained competent counsel experienced in litigation of this nature and will fairly and adequately protect the interests of the Class.

     25. The prosecution of separate actions by individual members of the Class would create a risk of inconsistent or varying adjudications with respect to individual members of the Class which would establish incompatible standards of conduct for the party opposing the Class.

     26. Plaintiff anticipates that there will be no difficulty in the management of this litigation. A class action is superior to other available methods for the fair and efficient adjudication of this controversy.

     27. Defendants have acted on grounds generally applicable to the Class with respect to the matters complained of herein, thereby making appropriate the relief sought herein with respect to the Class as a whole.

                     BACKGROUND TO THE PROPOSED ACQUISITION

     28. McAfee.com provides PC management solutions. The Company's Web site allows consumers to secure, repair, update and upgrade their PCs online. McAfee.com's applications allow consumers to check PCs for viruses, eliminate viruses, and repair PCs.

     29. On January 16, 2002, the Company issued a press release entitled, "McAfee.com Announces Record Year 2001 Revenues of $62.0 Million up 32% From 2000; Pro-Forma Earnings Per Share of $0.14; Fourth Quarter 2001 Revenues of $18.6 Million; Pro-Forma Earnings Per Share Of $0.09," which stated in part:

     McAfee.com, a leading provider of Web security services, today announced operating results for the fourth quarter and fiscal year ended December 31, 2001. Revenue for the fourth quarter of fiscal year 2001 was $18.6 million up $6.5 million from the same period last year, representing year-over-year revenue growth of 54 percent. Fourth quarter revenues increased sequentially 15 percent over third quarter revenues of $16.2 million. Pro-forma net income for the quarter, excluding non-cash charges related to stock-based compensation and the amortization of intangibles, was

                    COMPLAINT FOR BREACH OF FIDUCIARY DUTIES

     $4.2 million or $0.09 per share. Net income for the quarter, including such non-cash charges was $904,000 or $0.02 per share.

        Revenue for fiscal year 2001 was $62.0 million, as compared to $46.9 million a year ago, representing annual revenue growth of 32 percent.

     30. On March 17, 2002, the Company issued a press release entitled, "McAfee.com Receives Notification of a Buyout Proposal from Network Associates," which stated in part:

     McAfee.com ... today announced that it received a letter from Network
     Associates, Inc. ... on Saturday afternoon stating Network Associates'
     intention to commence an exchange offer for all of the outstanding publicly held shares of the Class A common stock of McAfee.com. Network Associates stated that it would offer McAfee.com Class A common stockholders 0.675 of a share of Network Associates common stock in exchange for each outstanding share of McAfee.com Class A common stock. Network Associates stated that the offer will be made directly to McAfee.com's stockholders and that Network Associates is not seeking approval of the offer from McAfee.com's board of directors.

     Network Associates stated that it intends to file its offering materials with the Securities and Exchange Commission and to formally commence its exchange offer on or about March 25, 2002. Network Associates stated that the offer is conditioned on the tender of a sufficient number of shares of McAfee.com Class A common stock such that, after the offer is completed, Network Associates would own at least 90% of all outstanding shares of McAfee.com common stock. Network Associates stated that it will acquire any shares not purchased in the exchange offer through a "short form" merger and that, if the merger takes place, the consideration given to the remaining McAfee.com Class A common stockholders would be the same as the consideration received by the tendering stockholders in the exchange offer, subject to the exercise of appraisal rights, if any. As of February 14, 2002, there were approximately 11,742,901 shares of McAfee.com Class A common stock outstanding and 36,000,000 shares of McAfee.com Class B common stock outstanding, which are convertible into McAfee.com Class A common stock on a one-for-one basis. Based on McAfee.com's records and publicly filed documents, as of such date, Network Associates held all of the shares of McAfee.com Class B common stock outstanding and none of the shares of McAfee.com Class A common stock outstanding.

     31. Following the announcement, the investor community expressed outrage over the defendants' actions. In response, the Company's stock traded above the offered price. Thus, in essence, defendants are actually trying to buy the Company at a price less than the current price.

                             FIRST CAUSE OF ACTION

        FOR BREACH OF FIDUCIARY DUTIES AGAINST THE INDIVIDUAL DEFENDANTS

     32.  Plaintiff repeats and realleges each allegation set forth herein.

     33. The defendants have breached their fiduciary duties of care, loyalty, candor and independence owed to the public shareholders of McAfee.com and have acted to put their personal interests ahead of the interests of McAfee.com shareholders.

     34. By the acts, transactions and courses of conduct alleged herein, the Individual Defendants, individually and acting as a part of a common plan, are attempting to unfairly deprive plaintiff and other members of the Class of the true value of their investment in McAfee.com.

     35. The Individual Defendants have violated their fiduciary duties by entering into a transaction with Network Associates without regard to the fairness of the transaction to McAfee.com shareholders. Defendant Network Associates aided and abetted the other defendants' breaches of fiduciary duties owed to plaintiff and the other holders of McAfee.com stock.

     36. As demonstrated by the allegations above, the defendant directors failed to exercise the care required, and breached their duties of loyalty, good faith, candor and independence owed to the shareholders of McAfee.com because, among other reasons:

          (a) they failed to take steps to maximize the value of McAfee.com to its public shareholders and they took steps to avoid competitive bidding, to cap the price of McAfee.com stock and to give Network Associates an unfair advantage, by, among other things, failing to solicit other potential acquirors or alternative transactions;

          (b) they failed to properly value McAfee.com; and

          (c) they ignored or did not protect against the numerous conflicts of interest resulting from the directors' own interrelationships or connection with the Acquisition.

     37. Because the Individual Defendants dominate and control the business and corporate affairs of McAfee.com, and are in possession of private corporate information concerning McAfee.com's assets, business and future prospects, there exists an imbalance and disparity of knowledge and economic power between them and the public shareholders of McAfee.com which makes it inherently unfair for them to pursue any proposed transaction wherein they will reap disproportionate benefits to the exclusion of maximizing stockholder value.

                    COMPLAINT FOR BREACH OF FIDUCIARY DUTIES

     38. By reason of the foregoing acts, practices and course of conduct, the defendants have failed to exercise ordinary care and diligence in the exercise of their fiduciary obligations toward plaintiff and the other members of the Class.

     39. As a result of the actions of defendants, plaintiff and the Class will suffer irreparable injury in that they have not and will not receive their fair portion of the value of McAfee.com's assets and businesses and have been and will be prevented from obtaining a fair price for their common stock.

     40. Unless enjoined by this Court, the defendants will continue to breach their fiduciary duties owed to plaintiff and the Class, and may consummate the proposed Acquisition which will exclude the Class from its fair share of McAfee.com's valuable assets and businesses, and/or benefit them in the unfair manner complained of herein, all to the irreparable harm of the Class, as aforesaid.

     41. Defendants are engaging in self-dealing, are not acting in good faith toward plaintiff and the other members of the Class, and have breached and are breaching their fiduciary duties to the members of the Class.

     42. As a result of the defendants' unlawful actions, plaintiff and the other members of the Class will be irreparably harmed in that they will not receive their fair portion of the value of McAfee.com's assets and business and will be prevented from obtaining the real value of their equity ownership of the Company. Unless the proposed Acquisition is enjoined by the Court, defendants will continue to breach their fiduciary duties owed to plaintiff and the members of the Class, will not engage in arm's-length negotiations on the Acquisition terms, and will not supply to McAfee.com's minority stockholders sufficient information to enable them to cast informed votes on the proposed Acquisition and may consummate the proposed Acquisition, all to the irreparable harm of the members of the Class.

     43. Plaintiff and the members of the Class have no adequate remedy at law. Only through the exercise of this Court's equitable powers can plaintiff and the Class be fully protected from the immediate and irreparable injury which defendants' actions threaten to inflict.


                                      -8-
                    COMPLAINT FOR BREACH OF FIDUCIARY DUTIES

                             SECOND CAUSE OF ACTION

    AIDING AND ABETTING BREACH OF FIDUCIARY DUTY AGAINST NETWORK ASSOCIATES

     44.  Plaintiff repeats and alleges each allegation set forth above.

     45. Network Associates actively aided and abetted the Individual Defendant's breaches of their fiduciary duties owed to plaintiff and the Class by knowingly participating in the Individual Defendant's breaches of their duties of loyalty, candor and care owed to plaintiff and the other McAfee.com stockholders. Network Associates aided and abetted the Individual Defendants' breaches of fiduciary duties by structuring the Acquisition on terms preferential to Network Associates which subvert the interests of plaintiff and other public stockholders of McAfee.com.

                               PRAYER FOR RELIEF

     WHEREFORE, plaintiff demands preliminary and permanent injunctive relief in his favor and in favor of the Class and against defendants as follows:

     A.   Declaring that this action is properly maintainable as a class action;

     B. Declaring and decreeing that the Acquisition agreement was entered into in breach of the fiduciary duties of the defendants and is therefore unlawful and unenforceable;

     C. Enjoining defendants, their agents, counsel, employees and all persons acting in concert with them from consummating the Acquisition, unless and until the Company adopts and implements a procedure or process to obtain the highest possible price for shareholders;

     D. Directing the Individual Defendants to exercise their fiduciary duties to obtain a transaction which is in the best interests of McAfee.com's shareholders until the process for the sale or auction of the Company is completed and the highest possible price is obtained;

     E. Rescinding, to the extent already implemented, the Acquisition or any of the terms thereof;

     F. Imposition of a constructive trust, in favor of plaintiff, upon any benefits improperly received by defendants as a result of their wrongful conduct;

     G. Awarding plaintiff the costs and disbursements of this action, including reasonable attorneys' and experts' fees; and



                                      -9-
                    COMPLIANT FOR BREACH OF FIDUCIARY DUTIES

     H. Granting such other and further equitable relief as this Court may deem just and proper.

DATED: March 19, 2002                        MILBERG WEISS BERSHAD
                                              HYNES & LERACH LLP
                                             WILLIAM S. LERACH
                                             DARREN J. ROBBINS

                                             /s/ DARREN J. ROBBINS
                                             -----------------------------------
                                             DARREN J. ROBBINS

                                             401 B Street, Suite 1700
                                             San Diego, CA 92101
                                             Telephone: 619/231-1058
                                             619/231-7423 (fax)

                                             ROBBINS UMEDA & FINK, LLP
                                             MARC M. UMEDA
                                             1010 Second Avenue, Suite 2360
                                             San Diego, CA 92101
                                             Telephone: 619/525-3990
                                             619/525-3991 (fax)

                                             CAULEY, GELLER, BOWMAN
                                              & COATES, LLP
                                             PAUL J. GELLER
                                             One Boca Place, Suite 421A
                                             2255 Glades Road
                                             Boca Raton, FL 33431
                                             Telephone: 561/750-3000
                                             561/750-3364 (fax)

                                             Attorneys for Plaintiff











                                      -10-
                    COMPLAINT FOR BREACH OF FIDUCIARY DUTIES